Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Enters Into Definitive Agreements For $3 Million Private Placement; Prepares for NASDAQ Market Listing

WESTON, FL August 1, 2017 – Monaker Group (OTCQB: MKGI), a technology-driven travel company, has entered into definitive documentation relating to a private placement of equity financing totaling in excess of $3.0 million in gross proceeds. Certain insiders and board members participated in the offering, representing $635,000 or approximately 21% of the transaction.

Under the terms of a Common Stock and Warrant Purchase Agreement, purchasers in the offering received securities comprised of one common share and one warrant for a purchase price of $2.00. Each warrant entitles the holder to purchase one common share at an exercise price of $2.10 per share, with an expiration date five years from the date of issuance.

The offering is subject to customary closing conditions and the company anticipates the offering closing on August 3, 2017.

The securities purchase agreement also requires Monaker to apply for a listing of its common shares on the NASDAQ Capital Market within 60 days following the closing of the offering, along with other terms and conditions as provided in the Form 8-K the company has filed with the U.S. Securities and Exchange Commission on the date hereof, which is available at www.sec.gov.

Monaker intends to use the net proceeds to expand its technology division and alternative lodging rentals offering, and for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the company’s securities, nor shall there be any sale of the company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption under the securities law of any such jurisdiction, including the registration requirements under U.S. securities laws.

About Monaker

Monaker Group is a technology-driven travel company focused on delivering innovation to alternative lodging rentals (ALR) market. The Monaker Booking Engine (MBE) delivers instant booking of more than 1.5 million vacation rental homes, villas, chalets, apartments, condos, resort residences and castles. MBE offers travel distributors and agencies an industry-first: a customizable instant booking platform for ALR. Monaker’s NextTrip.com B2C website, powered by the MBE, is the first to offer significant instantly-bookable ALR products along with mainstream travel products and services, all on a single site. NextTrip also features rich content, imagery and high-quality video to enhance a traveler’s booking experience and assist in the search, decision and buying process for both individuals and groups. For more information, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning the plans and expectations of Monaker Group. These statements are only predictions and actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, some of which are out of our control. The potential risks and uncertainties include, among others, or the expectations of future growth may not be realized. These forward-looking statements are made only as of the date hereof, and Monaker Group undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in Monaker Group's annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company's Annual Report on Form 10-K for the period ended February 28, 2017 which has been filed with the SEC and is available at www.sec.gov.

Company Contact
Monaker Group
Richard Marshall

Director of Corporate Development
Tel: (954) 888-9779
rmarshall@monakergroup.com

Investor Relations Contact

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

Email Contact

Rb@cma.biz